Exhibit (a)(1)(D)

LETTER TO CLIENTS

Offer by

CADELER PLC

to Exchange Each Outstanding Share of

CADELER A/S

for

One Share of Cadeler plc

(subject to the terms and conditions described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 28, 2026, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

October 21, 2026

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Cadeler plc, a public limited company incorporated under the laws of England and Wales (“NewCo”), to exchange for each outstanding share of Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), with a nominal value of DKK 1.00 per share (each, a “Cadeler Share”), including Cadeler Shares represented by American Depositary Shares (each, a “Cadeler ADS,” with each Cadeler ADS representing four (4) Cadeler Shares), validly tendered and not validly withdrawn in the offer, one (1) ordinary share of NewCo, with a nominal value of $1.00 per share (each, a “NewCo Share”). Each Cadeler ADS accepted in the offer will be exchanged for four (4) NewCo Shares. No fractional NewCo Shares will be exchanged. The exchange will be effected without interest and subject to reduction for any applicable withholding taxes, in accordance with the terms of the offer (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

With respect to Cadeler Shares and/or Cadeler ADSs, we (or our nominees) are the holder of record of such Cadeler Shares and/or Cadeler ADSs held by us for your account. A tender of such Cadeler Shares and/or Cadeler ADSs can be made only by us as the holder of record and pursuant to your instructions. With respect to such Cadeler Shares and/or Cadeler ADSs, the enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender Cadeler Shares and/or Cadeler ADSs held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of such Cadeler Shares and/or Cadeler ADSs held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and the related letter of transmittal regarding the Offer carefully before instructing us to tender your Cadeler Shares and/or Cadeler ADSs.

If you wish to have us tender any or all of your Cadeler Shares and/or Cadeler ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your Cadeler Shares and/or Cadeler ADSs, all such Cadeler Shares and/or Cadeler ADSs owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Cadeler plc, a public limited company incorporated under the laws of England and Wales (“NewCo”), to exchange for each outstanding share of Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), with a nominal value of DKK 1.00 per share (each, a “Cadeler Share”), including Cadeler Shares represented by American Depositary Shares (each, a “Cadeler ADS,” with, each Cadeler ADS representing four (4) Cadeler Shares), validly tendered and not validly withdrawn in the offer, one (1) ordinary share of NewCo, with a nominal value of $1.00 per share (each, a “NewCo Share”). Each Cadeler ADS accepted in the offer will be exchanged for four (4) NewCo Shares. No fractional NewCo Shares will be exchanged. The exchange will be effected without interest and subject to reduction for any applicable withholding taxes, in accordance with the terms of the offer (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

Check the box if the undersigned wishes to tender ALL of the undersigned’s Cadeler Shares and/or Cadeler ADSs:

☐	CHECK HERE TO TENDER ALL CADELER SHARES AND/OR CADELER ADSs

Check the box if the undersigned wishes to tender SOME of the undersigned’s Cadeler Shares and/or Cadeler ADSs:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF CADELER SHARES AND/OR CADELER ADSs:

_____________________ CADELER SHARES*

OR

_____________________CADELER ADSs*

*	If left blank, or if the undersigned checked the box to tender all of the undersigned’s Cadeler Shares and/or Cadeler ADSs above, it will be assumed that all Cadeler Shares and/or Cadeler ADSs held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s Cadeler Shares and/or Cadeler ADSs above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. The Offer and withdrawal rights will expire at 5:00 P.M., Eastern time, on October 28, 2026, unless the Offer is extended or terminated.

ACCOUNT NUMBER:

Dated: , 2026

(Signature(s))

(Please Print Name(s))

(Capacity, if applicable)

Address(es):

Area code and telephone number(s):

Taxpayer Identification or Social Security No.(s):

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, NEWCO OR CADELER.